UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 13, 2016 (January 11, 2016)

SunEdison, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13828	56-1505767
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13736 Riverport Drive, Suite 180 Maryland Heights, Missouri	63043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 770-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On January 11, 2016, in connection with the Exchange Transactions (as defined below), SunEdison, Inc. (the “Company,” “we” or “our”) issued $225,000,000 aggregate principal amount of new 5% senior secured convertible notes due 2018 (the “New Notes”) under an indenture, dated as of January 11, 2016 (the “Indenture”), among the Company, the Guarantors (as defined below) and Wilmington Trust, National Association, as trustee (the “Trustee”). The Company offered and sold the New Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The New Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The New Notes will bear interest at a rate of 5.000% per year, payable semiannually in arrears in cash on July 2 and January 2 of each year or, if any such day is not a business day, the immediately following business day, beginning on July 2, 2016. The New Notes are our and the Guarantors’ senior secured obligations and:

•	rank senior in right of payment to our and the Guarantors’ existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the New Notes;

•	rank equally in right of payment with all of our and the Guarantors’ existing and future senior debt;

•	are effectively senior to all of our and the Guarantors’ existing and future debt secured by a junior priority lien, to the extent of the value of the assets securing the New Notes; and

•	are effectively equal to all of our and the Guarantors’ existing and future debt secured by a lien of equal priority to the New Notes, including the loans under the Second Lien Credit Facility (as defined below).

Holders may surrender all or any portion of their New Notes for conversion at any time until the close of business on the business day immediately preceding April 2, 2018 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending March 31, 2016 if the closing sale price of our common stock, for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the calendar quarter immediately preceding the calendar quarter in which the conversion occurs, is more than 120% of the conversion price of the New Notes in effect on each applicable trading day; (2) during the five consecutive business day period following any 10 consecutive trading-day period in which the trading price for New Notes for each such trading day is less than 98% of the closing sale price of our common stock on such trading day multiplied by the applicable conversion rate on such trading day; or (3) upon the occurrence of specified corporate events described in the Indenture. On and after April 2, 2018, until the close of business on the second scheduled trading day immediately prior to the applicable stated maturity date, holders may surrender all or any portion of their New Notes for conversion regardless of the foregoing conditions.

Upon conversion we will pay cash, and if applicable, deliver shares of our common stock, based on a “Daily Conversion Value” calculated on a proportionate basis for each “VWAP Trading Day” (each as defined in the Indenture) of the relevant 25 VWAP Trading Day observation period. The initial conversion rate for the New Notes will be 133.3333 shares of common stock per $1,000 in principal amount of New Notes, equivalent to an initial conversion price of approximately $7.50 per share of common stock. The conversion rate will be subject to adjustment in certain circumstances.

Subject to certain exceptions, holders may require the Company to repurchase, for cash, all or part of their notes upon a “Fundamental Change” (as defined in the Indentures) at a price equal to 100% of the principal amount of the New Notes being repurchased plus any accrued and unpaid interest up to, but excluding, the “Fundamental Change Purchase Date” (as defined in the Indenture). In addition, upon a “Make-Whole Fundamental Change” (as defined in the Indenture) prior to the maturity date of the New Notes, we will, in some cases, increase the conversion rate for a holder that elects to convert its New Notes in connection with such Make-Whole Fundamental Change. The Company may not redeem the New Notes prior to maturity.

The Indenture also provides that, subject to certain exceptions, to the extent that the Company is required to make a mandatory prepayment under the Second Lien Credit Facility, holders may require the Company to repurchase, for cash, their New Notes in an amount equal to the pro rata portion of the aggregate amount of such mandatory prepayment amount, at a price equal to 100% of the principal amount of the New Notes being repurchased plus (i) any premium payable under the Second Lien Credit Facility in connection with the applicable mandatory prepayment and (ii) any accrued and unpaid interest up to, but excluding, the repurchase date.

The Indenture contains certain covenants with respect to additional guarantees, additional collateral and limitations on the ability of the Company to incur or refinance first lien indebtedness, and other customary covenants. The Indenture also contains customary events of default after which the New Notes may be due and payable immediately. Such events of default include, without limitation, the following: failure to pay interest on any note when due and such failure continues for 30 days; failure to pay any principal of any New Note when due and payable at maturity, upon required repurchase, upon acceleration or otherwise; failure to comply with our obligation to convert the New Notes into cash, our common stock or a combination of cash and our common stock, as applicable, upon exercise of a holder’s conversion right and such failure continues for 5 business days; failure by us to provide timely notice of a fundamental change, make-whole fundamental change or certain distributions; failure by us or the Guarantors to comply with our obligations to provide additional guarantees, additional collateral and failure in performance or breach of any covenant or agreement otherwise agreed by us under the Indenture (other than those described above in this paragraph); failure to pay any indebtedness borrowed by us, the Guarantors or our subsidiaries (other than immaterial or non-recourse subsidiaries) in an outstanding principal amount in excess of $50 million; failure by us, the Guarantors or our subsidiaries (other than immaterial or non-recourse subsidiaries) to pay, bond or otherwise discharge any judgments or orders in excess of $50 million within 30 days of the entry of such judgment; any event of default under the Second Lien Credit Facility; and certain events in bankruptcy, insolvency or reorganization of the Company, the Guarantors or our subsidiaries (other than immaterial or non-recourse subsidiaries).

Second Lien Credit Facility

On January 11, 2016, the Company entered into the Second Lien Credit Agreement (the “Second Lien Credit Facility”) among the Company, as borrower, the Guarantors, each lender from time to time party thereto, Deutsche Bank AG New York Branch, as administrative agent, Deutsche Bank Securities Inc., Barclays Bank PLC, Macquarie Capital (USA) Inc. and KeyBanc Capital Markets Inc., as joint lead arrangers and joint bookrunners and Deutsche Bank Securities Inc., as sole syndication agent and as sole documentation agent, in a principal amount of up to $725,000,000 of term loans, consisting of $500,000,000 aggregate principal amount of Tranche A-1 Term Loans and $225,000,000 aggregate principal amount of Tranche A-2 Term Loans. Loans under the Second Lien Credit Facility will bear interest at a rate of LIBOR + 10.0% per annum or a specified base rate + 9.0% per annum and will mature on July 2, 2018. Loans under the Second Lien Credit Facility are non-callable for one year, and certain prepayments during the second year of the facility will be subject to a prepayment price of 105% of the principal amount of loans so paid. The net proceeds from the Second Lien Credit Facility have been or will be used to repay all of the approximately $170 million of outstanding indebtedness under the Company’s existing second lien credit facility, interest, transaction costs, and for general corporate purposes.

The Second Lien Credit Facility contain customary affirmative and negative covenants, representations and warranties and events of default, including covenants relating to the incurrence of indebtedness and liens, the making of restricted payments and investments, fundamental changes, asset dispositions, transactions with affiliates and the prepayment or amendment of indebtedness.

Each of the Company’s existing and future domestic subsidiaries that guarantees its obligations under the Company’s existing first lien letter of credit facility (the “Guarantors”) will guarantee the loans under the Second Lien Credit Facility and the New Notes, subject to certain exceptions. Loans under the Second Lien Credit Facility and the New Notes will also be secured on a second lien basis by substantially the same collateral that secures the Company’s existing first lien letter of credit facility.

Concurrently with the Company’s entry into the Second Lien Credit Facility and the Indenture, and in connection with the granting of security interests in the collateral, the Company entered into (i) an Intercreditor Agreement, dated as of January 11, 2016 (the “Intercreditor Agreement”), among the Company, Wilmington Trust, National Association, as collateral trustee for the second lien obligations, and Wells Fargo Bank, National Association, as first lien administrative agent in respect of the Company’s first lien letter of credit facility, (ii) the Collateral Trust Agreement, dated as of January 11, 2016 (the “Collateral Trust Agreement”), among the Company, the Guarantors, Deutsche Bank AG (New York Branch), as administrative agent under the Second Lien Credit Facility, and Wilmington Trust, National Association in its capacities as trustee under the Indenture and collateral trustee in respect of the second lien obligations and (iii) the Second Lien Security and Pledge Agreement, dated as of January 11, 2016 (the “Security Agreement”), among the Company, the Guarantors and Wilmington Trust, National Association, in its capacity as collateral trustee.

The Intercreditor Agreement governs the relative rights and priorities of the secured parties in respect of liens on the Company’s and the Guarantors’ assets securing the Company’s first lien letter of credit facility, the Second Lien Credit Facility and the New Notes, and certain other matters relating to the administration of such liens. The Collateral Trust Agreement and the Security Agreement provide for, among other things, the pledging of the assets of the Company and the Guarantors to secure the New Notes and the Second Lien Credit Facility and govern certain obligations of the Company, the Guarantors and the collateral trustee in connection therewith.

Amendment to First Lien Credit Agreement

In connection with the Company’s entry into the Second Lien Credit Facility and the Indenture, it also entered into Amendment No. 9 to its existing first lien credit agreement (the “Amendment”), among the Company, the Guarantors and the lenders party thereto. The Amendment permitted the Company and the Guarantors to enter into the Second Lien Credit Facility and the Indenture and to effect the related transactions, and also included certain ancillary amendments agreed to by the parties, including relating to the utilization of letters of credit.

The foregoing descriptions of the Indenture, the Second Lien Credit Facility, the Intercreditor Agreement, the Collateral Trust Agreement, the Security Agreement and the Amendment do not purport to be complete and are qualified in their entirety by reference to the actual agreements attached hereto as Exhibits 4.1, 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 under the heading “Indenture” and “Second Lien Credit Facility” is incorporated herein by reference into this Item 2.03

Item 3.02	Unregistered Sales of Equity Securities.

Shares Issued in Exchange Transactions and in connection with Warrant Exercise

As previously disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 7, 2016, the Company entered into a series of exchange agreements with certain holders of its (i) 2.0% Convertible Senior Notes due 2018, (ii) 0.25% Convertible Senior Notes due 2020, (iii) 2.75% Convertible Senior Notes due 2021, (iv) 2.375% Convertible Senior Notes due 2022, (v) 2.625% Convertible Senior Notes due 2023, (vi) 3.375% Convertible Senior Notes due 2025 (collectively, the “Existing Convertible Notes”) and (vii) 6.75% Series A Perpetual Convertible Preferred Stock (the “Preferred Stock”) pursuant to which the Company agreed to issue in exchange for Existing Convertible Notes and Preferred Stock, New Notes and common stock as set forth below (the “Exchange Transactions”). In addition, as previously disclosed, in connection with its entry into the Second Lien Credit Facility, the Company issued the lenders thereunder approximately 28.7 million warrants (the “Warrants”) exercisable for shares on a 1:1 basis at an exercise price of $0.01 per warrant. The Exchange Transactions closed on January 11, 2016, other than in respect of approximately 3.7 million shares which closed on the date hereof.

As of the date hereof:

•	the Company has issued a total of approximately 51.9 million shares of common stock in exchange for approximately $244.3 million aggregate principal amount of the Existing Convertible Notes and approximately $158.3 million of the Preferred Stock, representing all of the shares issuable in the Exchange Transactions; and

•	of the approximately 28.7 million Warrants, approximately 26.5 million Warrants have been exercised by the holders thereof and such holders were issued shares on a 1:1 basis, with substantially all of such holders electing to use deliverable shares to pay the exercise price of the Warrants (based on the average of the volume-weighted average prices of the shares over a trailing period of five trading days).

In addition, the Company has issued $225 million aggregate principal amount of the New Notes (as described above) in exchange for approximately $335.9 million aggregate principal amount of the Existing Convertible Notes, representing all of the New Notes issuable in the Exchange Transactions. The resale of all of the shares (i) issued in the Exchange Transactions, (ii) issued upon exercise of the Warrants and (iii) issuable upon conversion of the New Notes has been registered by the Company under the Securities Act pursuant to the Company’s previously disclosed obligations under a registration rights agreement entered into in connection with the Exchange Transactions.

Shares Issuable upon Conversion of the New Notes

As described in Item 1.01 of this Report, which is incorporated herein by reference, the Company sold $225 million aggregate principal amount of New Notes in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The New Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. As described above, substantially all of the shares of common stock issuable upon conversion of the Convertible Notes have been registered for resale under the Securities Act. The New Notes are convertible into cash, shares of the Company’s common stock, or a combination thereof, as described in this Report. The maximum number of shares issuable upon conversion of the New Notes is 39,752,640, subject to customary anti-dilution adjustments.

Item 7.01	Regulation FD Disclosure.

In connection with the transactions described above, the Company has posted on its website at www.sunedison.com certain information in respect of the dilutive impact of such transactions. In accordance with General Instruction B.2 of Form 8-K, the information contained herein is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Indenture, dated as of January 11, 2016, governing the 5% Guaranteed Convertible Senior Secured Notes, among the Company, the guarantors named therein and Wilmington Trust, National Association, as trustee.

4.2	Form of 5% Guaranteed Convertible Senior Secured Notes due 2018 (included in Exhibit 4.1).

10.1	Second Lien Credit Agreement, dated as of January 11, 2016, among the Company, the Guarantors, Deutsche Bank AG New York Branch and the other parties named therein.

10.2	Intercreditor Agreement, dated as of January 11, 2016, among the Company, Wilmington Trust, National Association, as collateral trustee, and Wells Fargo Bank, National Association, as first lien administrative agent.

10.3	Collateral Trust Agreement, dated as of January 11, 2016, among the Company, the Guarantors, Deutsche Bank AG (New York Branch), as administrative agent, and Wilmington Trust, National Association, as trustee and collateral trustee.

10.4	Second Lien Security and Pledge Agreement, dated as of January 11, 2016, among the Company, the Guarantors and Wilmington Trust, National Association, as collateral trustee.

10.5	Amendment No. 9 to Credit Agreement, dated as of January 11, 2016, among the Company, the Guarantors and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNEDISON INC.

Date: January 13, 2016	By:	/s/ Martin H. Truong
Martin H. Truong
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

4.1	Indenture, dated as of January 11, 2016, governing the 5% Guaranteed Convertible Senior Secured Notes, among the Company, the guarantors named therein and Wilmington Trust, National Association, as trustee.

4.2	Form of 5% Guaranteed Convertible Senior Secured Notes due 2018 (included in Exhibit 4.1).

10.1	Second Lien Credit Agreement, dated as of January 11, 2016, among the Company, the Guarantors, Deutsche Bank AG New York Branch and the other parties named therein.

10.2	Intercreditor Agreement, dated as of January 11, 2016, among the Company, Wilmington Trust, National Association, as collateral trustee, and Wells Fargo Bank, National Association, as first lien administrative agent.

10.3	Collateral Trust Agreement, dated as of January 11, 2016, among the Company, the Guarantors, Deutsche Bank AG (New York Branch), as administrative agent, and Wilmington Trust, National Association, as trustee and collateral trustee.

10.4	Second Lien Security and Pledge Agreement, dated as of January 11, 2016, among the Company, the Guarantors and Wilmington Trust, National Association, as collateral trustee.

10.5	Amendment No. 9 to Credit Agreement, dated as of January 11, 2016, among the Company, the Guarantors and the lenders party thereto.